UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 27, 2005

Fog Cutter Capital Group Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-23911	52-2081138
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1410 SW Jefferson Street, Portland, OR 97201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (503) 721-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 27, 2005, Christopher DeWolfe resigned as a member of the Board of Directors of the Company and all of the Company’s subsidiaries.  The resignation was effective immediately and was tendered in order to devote his full time to his other business interests.

On April 27, 2005, David Dale-Johnson resigned as Co-Chairman and as a member of the Board of Directors of the Company.  Mr. Dale-Johnson will remain as Chief Investment Officer and as a director of several of the Companies subsidiaries.  The resignation was effective immediately and was tendered in order to devote his full time to his responsibilities as an officer of the Company.

Following the acceptance of the resignations, the Board of Directors amended the bylaws of the Company, reducing the number of directors from seven to five.  Following the resignations, the Board of Directors consists of three independent directors and two non-independent directors.  The three independent directors form the Audit Committee, Compensation Committee and Nominating Committee. Mr. Don Coleman will now serve as the sole chairman of the Board.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits.

The following exhibits are filed as part of this report:

Exhibit 17.1  Resignation letter of Christopher DeWolfe dated April 27, 2005.

Exhibit 17.2  Resignation letter of David Dale-Johnson dated April 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 28, 2005

FOG CUTTER CAPITAL GROUP INC.

By:	/s/ R. Scott Stevenson
R. Scott Stevenson
Senior Vice President and
Chief Financial Officer